[ERNST & YOUNG LLP LETTERHEAD]

          November 15, 1996

          Securities and Exchange Commission
          450 5th Street, N.W.
          Washington, D.C. 20549

          Gentlemen:

               We have read Item 4 on Form 8-K dated November 11, of UMB Bank, N.A. as Trustee of the Collective Investment Trusts and are in agreement with the statements contained in the first paragraph on page 2 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                                                  Very truly yours,

                                                  /s/ Ernst & Young LLP